UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

On June 22, 2015, Abakan Inc.’s (“Company”) independent registered public accounting firm

Skoda Minotti (“Skoda”) resigned as its independent registered public accounting firm.

Skoda’s reports on the Company’s financial statements for the years ended May 31, 2014 and May 31,

2013, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope, or accounting principles, but as to uncertainty were qualified by Skoda’s assumption that the

Company would continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Skoda’s resignation there:

(i)   were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Skoda on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Skoda, would have caused

Skoda to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)  no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Skoda with a copy of this Form 8-K prior to its filing with the Securities and

Exchange Commission (“Commission”) and requested that Skoda furnish it with a letter addressed to the

Commission stating that it agrees with the statements made above.  A copy of Skoda’s letter, dated June

26, 2015, is attached herewith as Exhibit 16.1 to this Form 8-K.

Item 9.01

Financial Statements and Exhibits

The following exhibit is attached as part of this report:

Exhibit

Page

No.

No.

Description

16.1

Attached

Letter from Skoda to the Securities and Exchange Commission

______________________________________________________________________________

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

July 6, 2015

Name: Robert H. Miller

Title: Chief Executive Officer